Exhibit 10.32

FORM OF
CDW HOLDINGS LLC
(DIRECTOR)

CLASS A COMMON UNIT PURCHASE AGREEMENT
THIS CLASS A COMMON UNIT PURCHASE AGREEMENT (this "Agreement") is made as of [__________], by and between CDW Holdings LLC, a Delaware limited liability company (the "Company"), and [Director Name] ("Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 10 hereof.
WHEREAS, Investor desires to purchase Class A Common Units of the Company for cash, and the Company has agreed to sell such Class A Common Units to Investor.
NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:
1.Sale and Purchase of Class A Common Units.
(a)    The Company has authorized the sale and issuance to Investor of, and hereby sells and issues to Investor, the number of Class A Common Units of the Company indicated on Schedule A hereto at a price per Class A Common Unit of $[____] for an aggregate purchase price set forth on Schedule A (the "Purchase Price"), pursuant to the provisions of the Plan. The Class A Common Units purchased pursuant to this Section 1(a) shall constitute the "Units."
(b)    Payment of the Purchase Price shall be made on the date hereof (the "Closing Date") by means of any combination of a check or wire transfer of immediately available funds in an amount equal to the Purchase Price. The sale and issuance of the Units is conditioned on the receipt in full of the Purchase Price by the Company on the Closing Date.
2.    Purchase Terms.
(a)    Investor, intending to be legally bound, hereby irrevocably subscribes for, purchases and accepts the Units, in each case on the terms and conditions set forth herein. By execution of this Agreement, Investor acknowledges that the Company is relying upon the accuracy and completeness of the representations and warranties of Investor contained herein in complying with its obligations under the Securities Act and similar state securities laws. Investor acknowledges that it is a condition to the Company's issuance of the Units that Investor become a party to the LLC Agreement and the Unitholders Agreement simultaneously with the execution of this Agreement, and that the Units are subject to the provisions of this Agreement, the LLC Agreement and the Unitholders Agreement.
(b)    Until the earlier to occur of a Sale of the Company and an IPO, any certificates evidencing Units shall be held by the Company for the benefit of Investor and the other holder(s)

K&E 24622499.1

of Units, if any. Any certificates evidencing Units held by Investor or Investor's Permitted Transferee shall be delivered by Investor to the Company, together with appropriate irrevocable unit powers undated and duly executed in blank sufficient to transfer title thereto upon the occurrence of a Sale of the Company or otherwise upon a repurchase of such Units hereunder. Upon the occurrence of a Sale of the Company, the Company shall either (i) return to the record holders thereof any certificates representing the Units, together with unit powers previously delivered by Investor, or (ii) deliver to the record holders of the Units all proceeds received by the Company from the transfer of the Units in connection with a Sale of the Company. Upon the occurrence of an IPO or a Section 351 Transaction, the Company shall return to the record holders thereof any certificates representing the Units, together with unit powers previously delivered by Investor. At the request of Investor, the Company shall provide to Investor the number of Units held by Investor and copies of certificates representing such Units.
3.    Representations and Warranties of the Company. As a material inducement to Investor to enter into this Agreement and purchase the Units, the Company hereby represents and warrants to Investor that:
(a)    Organization. The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware.
(b)    Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any other obligation of the Company.
(c)    Capital of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity interests or any warrants, options or other rights to acquire its equity interests, except pursuant to the LLC Agreement, the Unitholders Agreement, the Registration Agreement, this Agreement and any Class A Common Unit Purchase and Exchange Agreement, Class A Common Unit Purchase Agreement, Class A Common Unit Exchange Agreement, Class B Common Unit Grant Agreement or Deferred Unit Agreement executed by the Company. All of the Company's outstanding Common Units, including the Units issued hereunder, are validly issued.
4.    Investor's Representations and Warranties. In connection with the purchase and sale of the Units hereunder, Investor hereby represents and warrants to the Company that:
(a)    Investor's Investment Representations. Investor hereby represents that he, she or it is acquiring the Units to be acquired by him, her or it hereunder for his, her or its own account with the present intention of holding such securities for investment purposes and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. Investor acknowledges that the Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Units will be issued to Investor in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on

Investor's representations and agreements contained herein and in the LLC Agreement and the Unitholders Agreement.
(b)    No Conflict. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any Legal Requirements applicable to Investor or (ii) any contract to which Investor is a party or by which Investor or any of its properties or assets may be bound or affected.
(c)    Other Representations and Warranties of Investor. Investor hereby further represents and warrants to the Company that:
(i)    Investor is a member of the Board and/or the board of managers or board of directors of one or more Subsidiaries of the Company.
(ii)    Investor acknowledges that this Agreement has been executed and delivered, and the Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Investor;
(iii)    Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Units to be acquired by him, her or it hereunder and has had full access to such other information concerning the Company (including access to the Company's Certificate of Formation, the LLC Agreement, the Unitholders Agreement and an Offering Summary (including exhibits thereto)) as Investor may have requested in making his, her or its decision to invest in the Units being issued hereunder;
(iv)    Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act and/or has, by reason of his or her business and financial experience and the business and financial experience of those retained by him or her such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of holding the Units such that Investor is sophisticated as contemplated by Rule 506(b)(2)(ii) under the Securities Act;
(v)    Investor is able to bear the economic risk and lack of liquidity of an investment in the Company and is able to bear the risk of loss of his, her or its entire investment in the Company, and Investor fully understands and agrees that he, she or it may have to bear the economic risk of his, her or its purchase for an indefinite period of time because, among other reasons, the Units have not been registered under the Securities Act or under the securities laws of any state or foreign nation and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or foreign nations or unless an exemption from such registration is available;

(vi)    Investor acknowledges that the Units are subject to the restrictions contained in the LLC Agreement and the Unitholders Agreement, and Investor has received and reviewed a copy of the LLC Agreement and the Unitholders Agreement;
(vii)    Investor will not sell or otherwise transfer Common Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any transfer of Common Units by Investor or subsequent holders of Common Units will be in compliance with the provisions of this Agreement, the LLC Agreement and the Unitholders Agreement;
(viii)    Investor acknowledges that any certificate representing Common Units shall include such legend(s) as the Company determines are necessary or advisable;
(ix)    Investor has all requisite legal capacity and authority and all material authorizations necessary to carry out the transactions contemplated by this Agreement, the LLC Agreement and the Unitholders Agreement; and the execution, delivery and performance of this Agreement, the LLC Agreement, the Unitholders Agreement and all other agreements contemplated hereby and thereby to which Investor is a party and the purchase of the Units hereunder has been duly authorized by Investor;
(x)    Investor has relied on the advice of, or has consulted with, only his, her or its own legal, financial and tax advisors and the determination of Investor to acquire the Units pursuant to this Agreement has been made by Investor independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Person or by any agent or employee of such Person and independent of the fact that any other Person is or has decided to become a unitholder of the Company;
(xi)    Investor is not acquiring the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to Investor in connection with investments in securities generally;
(xii)    Investor is a resident of the state of [_______];
(xiii)    Investor acknowledges that neither the issuance of the Units to Investor nor any provision contained in this Agreement, the LLC Agreement or the Unitholders Agreement shall entitle Investor to continue to provide services to the Company and/or any of its Subsidiaries; and
(xiv)    Investor acknowledges that, except as required by applicable law, the Company shall have no duty or obligation to disclose to Investor, and Investor shall have no right to be advised of, any material information regarding the Company and its Subsidiaries.
5.    Compensatory Arrangements. This Agreement has been executed and delivered, and the Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company or its Subsidiaries and Investor, and pursuant and subject to the provisions of the Plan.
6.    Restrictions on Transfers. The Class A Common Units are subject to the restrictions on transfer set forth in the Unitholders Agreement.
7.    Community Property. If, as of the date hereof, Investor is lawfully married and Investor's address or the permanent residence of Investor's spouse is located in a community property jurisdiction, Investor's spouse shall execute and deliver to the Company on the Closing Date the Consent in the form of Exhibit A attached hereto.
8.    Additional Transfer Restrictions.
(a)    Restrictive Legend. Any certificates representing the Class A Common Units shall bear the following legend:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE PROVISIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN A CLASS A COMMON UNIT PURCHASE AGREEMENT BETWEEN THE COMPANY AND INVESTOR DATED AS OF [____________], A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."
(b)    Opinion of Counsel. No holder of Class A Common Units may Transfer any Class A Common Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.
(c)    Holdback. The Class A Common Units are subject to the holdback provisions set forth in Section 6 of the Unitholders Agreement.
9.    Repurchase Option.
(a)    The Class A Common Units (whether held by Investor or one or more of Investor's Transferees, other than the Company and the Institutional Investors) will be subject to repurchase, in each case by the Company and the Institutional Investors pursuant to the terms and conditions set forth in this Section 9 (the "Repurchase Option").

(b)    In the event of a termination of Investor's board service to the Company or its Subsidiaries, first the Company and then the Institutional Investors shall have the right, but not the obligation, to repurchase all or any portion of the Class A Common Units.
(c)    The price per Class A Common Unit to be paid shall be the Fair Market Value of such Class A Common Unit as of the date of repurchase.
(d)        The Company may elect to repurchase all or any portion of the Class A Common Units (the "Available Common Units") by delivery of written notice (a "Company Repurchase Notice") to Investor (and any other holders of Class A Common Units) within 90 days after Investor's Separation Date (the "Repurchase Notice Period"). The Company Repurchase Notice shall set forth the number of Class A Common Units to be acquired and the time and place for the closing of the transaction.
(e)    If for any reason the Company does not elect to purchase all of the Available Common Units, then the Institutional Investors shall be entitled to repurchase all or any portion of the Available Common Units that were not repurchased by the Company pursuant to Section 9(d) above (the "Remaining Common Units"). As soon as practicable after the Company has determined that it will not purchase all of the Available Common Units, but in any event within 60 days after the beginning of the Repurchase Notice Period corresponding to such Available Common Units, the Company shall give written notice (the "Available Units Notice") to each Institutional Investor setting forth the number of Remaining Common Units. The Institutional Investors may elect to purchase all or any portion of the Remaining Common Units by giving written notice to the Company within 30 days after the Available Units Notice has been delivered to the Institutional Investors by the Company (but no later than the end of the Repurchase Notice Period if no Available Units Notice is delivered). If the Institutional Investors elect to purchase an aggregate amount of Remaining Common Units in excess of the amount of Remaining Common Units specified in the Available Units Notice, then the Remaining Common Units shall be allocated among the Institutional Investors on a pro rata basis according to the number of Class A Common Units of the Company owned by each Institutional Investor on the date of the Available Units Notice. Any Institutional Investor may condition its election to purchase such Remaining Common Units on the election of one or more other Institutional Investors to purchase Remaining Common Units. As soon as practicable, and in any event within 10 days after the expiration of the 30‑day period beginning on the date the Available Units Notice is delivered to the Institutional Investors pursuant to this Section 9(e) (but no later than the end of the Repurchase Notice Period if no Available Units Notice is delivered), the Company shall deliver a further Repurchase Notice (the "Investor Repurchase Notice") to the holders of such Remaining Common Units setting forth the number of Remaining Common Units to be acquired and the time and place for the closing of the transaction. At the time the Company delivers the Investor Repurchase Notice to the holders of such Remaining Common Units, the Company shall also deliver written notice to each Institutional Investor setting forth the number of Class A Common Units such Institutional Investor is entitled to purchase and the time and place of the closing of the transaction.
(f)        Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Class A Common Units by the Company (including pursuant to

Section 9(j) below) shall be subject to applicable restrictions contained in the Act, as amended, or any successor statute and in the Company's and its Subsidiaries' debt and equity financing agreements.
(g)        Upon delivery of the full consideration for the Class A Common Units at the closing of a repurchase pursuant to this Section 9 (including delivery of any subordinated promissory note pursuant to Section 9(i)), the holder of such Class A Common Units from whom such securities are to be purchased shall cease to have any rights as a holder of such securities, and such securities shall be deemed purchased in accordance with the applicable provisions hereof and the purchaser thereof shall be deemed the owner (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Class A Common Units has been delivered as required by this Agreement.
(h)        Any election by the Company or the Institutional Investors (or any of their designees) to purchase Class A Common Units pursuant to this Section 9 shall be revocable by such Person (with respect to all or any portion of the Class A Common Units elected to be purchased) at any time prior to the closing of such purchase, without any liability whatsoever to such Person in respect of the rights and obligations in this Section 9; provided, however, that upon a revocation such Person's right to repurchase Class A Common Units under this Section 9 shall terminate.
(i)        If the Company elects to purchase all or any portion of such Class A Common Units hereunder, then, within 150 days following the Separation Date, the Company shall pay for such Class A Common Units, at the Company's option, (i) only in the event the Company's and its Subsidiaries' debt financing agreements restrict the Company from repurchasing such Class A Common Units, with a subordinated promissory note of the Company, which subordinated promissory note shall (x) bear interest at the prime rate (as published from time to time in The Wall Street Journal, electronic edition) (compounded calendar quarterly and which shall be payable annually in cash unless otherwise prohibited), (y) have all principal payments due promptly following such time as the Company's debt financing agreements permit the Company to make such repurchase in cash (but in no event later than the fifth anniversary of the date of issuance of such promissory note) and prior to the payment of any dividends or other distributions on any of the Company's equity securities, and (z) be subordinated on terms and conditions satisfactory to the holders of the Company's or its Subsidiaries' indebtedness for borrowed money (but only to the extent required by the terms of such indebtedness); (ii) by certified check or wire transfer of funds; (iii) by delivery of a number of shares of common stock of VH Holdings having a Fair Market Value equal to the aggregate repurchase price for such Class A Common Units (the "Repurchase Shares"); provided that, in the event any Repurchase Shares are issued, promptly following the closing of the repurchase transaction, the Company shall direct VH Holdings to and VH Holdings shall accordingly redeem, and the holder of such Repurchase Shares shall sell to VH Holdings, all of the Repurchase Shares for an aggregate amount equal to the aggregate repurchase price for the Class A Common Units (or the portion thereof previously assigned to the Repurchase Shares), which amount shall be paid in cash unless the conditions of clause (i) of this Section 9(i) shall have been met, in which case, such amount may be paid through the issuance of a subordinated promissory note of VH Holdings containing and subject to the same terms as provided in clause (i) of this Section 9(i); or

(iv) any combination of the foregoing. If an Institutional Investor elects to purchase all or any portion of the Remaining Common Units hereunder, such Institutional Investor shall pay for such Class A Common Units by certified check or wire transfer of funds.
(j)    Within 90 days of Investor's death or Disability, Investor or his/her legal representative(s) may make a one‑time election by written notice to cause the Company to repurchase Class A Common Units in an aggregate amount equal to the lesser of (A) a number of Class A Common Units having an aggregate Fair Market Value equal to $500,000 on the date of repurchase and (B) twenty‑five percent (25%) of the Class A Common Units held by Investor at the time of Investor's death or Disability. All repurchases pursuant to this Section 9(j) shall be made in accordance with the payment terms set forth in Section 9(i) above with respect to repurchases by the Company. For purposes of this Section 9(j), Fair Market Value shall be determined solely by the Board in good faith, shall be final and binding upon Investor, and shall not be subject to any right of appraisal otherwise provided for in the definition of Fair Market Value for other purposes under this Agreement; provided, however, that upon receipt of the Board's good faith determination of Fair Market Value, Investor and his/her legal representative(s) shall have the right, within 10 days of receipt of the Fair Market Value Determination, to revoke its election to cause the Company to repurchase additional Class A Common Units under this Section 9(j), which revocation shall be final, binding and irrevocable.
(k)        The provisions of this Section 9 will terminate with respect to all Class A Common Units upon the earliest to occur of (A) the consummation of a Sale of the Company or other transaction that reduces the Institutional Investors' Class A Common Units of the Company to less than 10% of their Class A Common Units of the Company acquired on October 12, 2007 or (B) an IPO.
10.    Definitions.
(a)    For the purposes of this Agreement, the following terms have the meanings set forth below:
"Act" means the Delaware Limited Liability Company Act, 6 Del. L. § 18‑101, et seq., as it may be amended from time to time, and including any successor statute.
"Affiliate" has the meaning set forth in the LLC Agreement.
"Agreement" has the meaning set forth in the preamble.
"Board" means the Board of Managers of the Company.
"CDW" shall mean CDW LLC, an Illinois limited liability company and indirect wholly‑owned subsidiary of the Company.
"Class A Common Units" shall mean the Units issued to Investor hereunder and units of the Company's equity or other capital interests issued with respect to such Units by way of a split, combination, distribution or other recapitalization.

"Common Units" has the meaning given such term in the LLC Agreement.
"Disability" shall mean Investor's inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his/her duties and obligations to the Company or any of its Subsidiaries as determined in the reasonable judgment of the Board. A Disability shall be deemed to have occurred on the date that either Investor (or Investor's personal representative) or the Company provides notice to the other party of the satisfaction of each of the requirements for a Disability set forth above or on such other date as the parties shall mutually agree.
"Fair Market Value" of any Class A Common Unit, shall mean, as of any date, the fair market value of such equity security, taking into account all relevant factors determinative of value (but without regard to any discounts for the lack of liquidity of such securities and minority interests), as determined in accordance with the following procedure. Initially, Fair Market Value shall be determined by the Board acting in good faith. Upon request, the Company will provide to Investor strictly for use in determining whether to seek an appraisal its calculation of Fair Market Value and a description of the methodology and metrics utilized by the Company in making such determination. If Investor believes that the amount determined by the Board to be the Fair Market Value of a Class A Common Unit is less than the amount that Investor believes to be the Fair Market Value of a Class A Common Unit and the aggregate amount in dispute exceeds $50,000, Investor may elect to direct the Company to obtain an appraisal of the Fair Market Value of a Class A Common Unit, which appraisal shall be prepared by a qualified independent appraiser, mutually selected by the Company and Investor. If the Company and Investor are unable to agree on such appraiser, they shall each select a qualified independent appraiser, and the two such appraisers shall select a third qualified independent appraiser who has not provided any services to any of the Company, any Institutional Investor or Investor within twenty‑four months preceding the engagement for such appraisal, which third appraiser shall prepare the determination of Fair Market Value. Such election must be in writing and given to the Company within fifteen (15) days after Investor receives the Board's determination of Fair Market Value. The determination of the appraiser shall be a final and binding determination of Fair Market Value. If such appraiser determines Fair Market Value to be 105% or more of the Fair Market Value determined by the Board, then the Company shall pay the cost of all such appraisers. If such appraiser determines the Fair Market Value to be less than 105% of the Fair Market Value determined by the Board, then Investor shall pay the cost of all such appraisers. Notwithstanding the foregoing, if the foregoing procedure has resulted in the receipt of an appraisal of Class A Common Units from a qualified independent appraiser within 6 months prior to the date on which the Fair Market Value determination is to be made by the Board hereunder and if the Board's good faith determination of Fair Market Value is greater than or equal to the amount reflected in such prior appraisal, Investor shall not have any right to seek an appraisal hereunder.
"Institutional Investors" shall mean MDCP and PEP, in each case so long as such Person holds any Class A Common Units of the Company.
"Investor" has the meaning set forth in the preamble.
"IPO" has the meaning given such term in the LLC Agreement.

"Legal Requirement" shall mean any law, treaty, statute, code, ordinance, decree, administrative order, constitution, permit, directive, policy, standard, rule, building, zoning, subdivision, health and safety and other land use laws, regulation, or requirement of any government entity and all judicial, quasi‑judicial, administrative, quasi‑administrative and arbitral judgments, orders (including injunctions) decisions or awards of any government entity, including general principles of common law, civil law and equity, in each case having the force of law and binding on Investor or any of his, her or its property or assets.
"LLC Agreement" shall mean the Company's Amended and Restated Limited Liability Company Agreement, dated as of March 10, 2010, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, by and among the Company and the Company's unitholders.
"MDCP" means, collectively, Madison Dearborn Capital Partners V‑A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V‑C, L.P., a Delaware limited partnership, and Madison Dearborn Partners V Executive‑A, L.P., a Delaware limited partnership.
"PEP" means, collectively, Providence Equity Partners VI L.P. and Providence Equity Partners VI‑A, L.P.
"Permitted Transferee" has the meaning assigned to that term in the Unitholders Agreement.
"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
"Plan" means the Company's 2007 Incentive Equity Plan.
"Registration Agreement" shall mean that certain Registration Agreement, dated as of October 12, 2007, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, by and among the Company, VH Holdings and other parties thereto.
"Sale of the Company" shall mean any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Institutional Investors and their Affiliates) in the aggregate acquire(s) (i) at least 51% of the equity securities of the Company entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect members of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's equity securities, unitholder or voting agreement, proxy power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis (and, for such purpose, a sale of at least 51% of the equity securities, determined by vote or value, of either VH Holdings or CDW shall be deemed a sale of substantially all of the Company's assets); provided, that an IPO shall not constitute a Sale of the Company.

"Section 351 Transaction" has the meaning assigned to that term in the LLC Agreement.
"Securities Act" means the Securities Act of 1933, as amended from time to time and any successor statute thereto, and the rules and regulations promulgated thereunder.
"Separation" means Investor ceasing to provide board services to the Company and its Subsidiaries.
"Separation Date" means the date on which Investor ceases to provide board services to the Company and its Subsidiaries due to a Separation.
"Subsidiary" has the meaning given such term in the LLC Agreement.
"Transfer" and "Transferee" have the meanings given such terms in the LLC Agreement.
"Unitholders Agreement" means that certain Unitholders Agreement, dated as of October 12, 2007, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, between the Company and certain of its unitholders.
"VH Holdings" means VH Holdings, Inc., a Delaware corporation and a direct, wholly‑owned Subsidiary of the Company.
(b)    Whenever this Agreement requires a calculation of Common Units held by the Institutional Investors such calculation shall aggregate the number of Common Units held by Madison Dearborn Capital Partners V‑A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V‑C, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V Executive‑A, L.P., a Delaware limited partnership, Providence Equity Partners VI, L.P., a Delaware limited partnership, Providence Equity Partners VI‑A, L.P., a Delaware limited partnership, MDCP Co-Investors (CDW), L.P., a Delaware limited partnership, and PEP Co-Investors (CDW), L.P., a Delaware limited partnership, and their Affiliates.
11.    Miscellaneous.
(a)    Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Common Units in violation of any provision of this Agreement, the LLC Agreement or the Unitholders Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Common Units as the owner of such Common Units for any purpose.
(b)    Irrevocability: Binding Effect on Successors and Assigns. Investor hereby acknowledges and agrees that, except as provided under applicable federal, state or foreign securities laws, the purchase hereunder is irrevocable, that Investor is not entitled to cancel, terminate or revoke this Agreement, the LLC Agreement, the Unitholders Agreement or any agreements of Investor hereunder, and that this Agreement, the LLC Agreement, the Unitholders Agreement and such other agreements shall survive the death or disability of Investor and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If Investor is more than one person, the obligations of Investor hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives, and assigns.
(c)    Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, the LLC Agreement and the Unitholders Agreement and the consummation of the transactions contemplated hereby and thereby.
(d)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
(e)    Complete Agreement. This Agreement, the LLC Agreement, the Unitholders Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
(f)    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
(g)    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.
(h)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
(i)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.
(j)    WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT

(AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
(k)    Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
(l)    Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Investor and the Institutional Investors.
(m)    Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
(n)    Third‑Party Beneficiary. The Company and Investor acknowledge that each of the Institutional Investors is an express third party beneficiary under this Agreement and that the Institutional Investors can enforce the provisions of this Agreement intended for their benefit.
(o)    Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Permitted Transferees to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above‑named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above‑named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above‑named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above‑named courts in any court of competent jurisdiction.

(p)    Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:
Notices to the Company:

CDW Holdings LLC
c/o CDW LLC
200 North Milwaukee
Vernon Hills, Illinois 60061
Attention: Chief Executive Officer
Facsimile: 847‑968‑0336

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners V‑A, L.P.
Madison Dearborn Capital Partners V‑C, L.P.
Madison Dearborn Capital Partners V Executive‑A, L.P.
Three First National Plaza
Suite 3800
Chicago, IL 60602
Attention:    Paul Finnegan
Robin Selati
Facsimile:    312‑895‑1001
and
Providence Equity Partners VI L.P.
Providence Equity Partners VI‑A L.P.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Attention:    Glenn Creamer
        Michael Dominguez
Facsimile:    401‑751‑1790

and

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Facsimile:    (312) 861‑2200
Attention:    Michael D. Paley, P.C.

Notices to MDCP:

Madison Dearborn Capital Partners V‑A, L.P.
Madison Dearborn Capital Partners V‑C, L.P.
Madison Dearborn Capital Partners V Executive‑A, L.P.
Three First National Plaza
Suite 3800
Chicago, IL 60602
Attention:    Paul Finnegan
Robin Selati
Facsimile:    312‑895‑1001
with copies to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Facsimile: (312) 861‑2200
Attention:     Michael D. Paley, P.C.
Notices to PEP:

Providence Equity Partners VI L.P.
Providence Equity Partners VI‑A L.P.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Attention:    Glenn Creamer
Michael Dominguez
Facsimile:    401‑751‑1790
with copies to (which shall not constitute notice):

Weil, Gotshal and Manges
50 Kennedy Plaza, 11th Floor
Providence, RI 02903
Attention: David Duffell
Facsimile: 401‑278‑4710
Notices to Investor:
See Schedule A
or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.
* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Class A Common Unit Purchase Agreement on the date first written above.

CDW HOLDINGS LLC

By:
Name:
Its:

[Director Name]

Signature Page to Class A Common Unit Purchase Agreement

Schedule A
Units

Investor Name and Address	Number of Class A Common Units	Price Per Class A Common Unit	Total Purchase Price
[Director Name] [Address 1] [Address 2]	[_____]	$[___]	[_____]

EXHIBIT A

SPOUSAL CONSENT
The undersigned spouse of Investor hereby acknowledges that I have read the foregoing Class A Common Unit Purchase Agreement executed by Investor as of the date hereof and that I understand its contents. I am aware that the foregoing Class A Common Unit Purchase Agreement provides for the sale or repurchase of my spouse's Class A Common Units under certain circumstances and/or imposes other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse's interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by this Agreement.

Date: ________ ___, 20___
Spouse's Name:____________________

Date: ________ ___, 20__
Witness' Name:____________________